SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): October 4, 2001

                        COMMISSION FILE NUMBER: 002-32673

                         Thinka Weight-Loss Corporation
                         ------------------------------
             (Exact name of registrant as specified in its charter)

Nevada                                                                98-0218912
------                                                                ----------
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

3110 East Sunset Road, Suite H1, Las Vegas, Nevada                         89120
---------------------------------------------------                        -----
(Address of principal executive offices)                              (Zip Code)


       Registrant's telephone number, including area code: (800) 297-4450


                                 Not applicable
                                 --------------
          (Former name or former address, if changed since last report)



                              Thomas E. Stepp, Jr.
                                 Stepp Law Group
                           1301 Dove Street, Suite 460
                         Newport Beach, California 92660
                                 (949) 660-9700
                            Facsimile: (949) 660-9010

                                   Page 1 of 2
                      Index to Exhibits specified on Page 2



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ITEM 1. CHANGES IN CONTROL OF REGISTRANT

Not Applicable.

ITEM 2.     ACQUISITION OR DISPOSITION OF ASSETS


September 17, 2001

Mr. Charles Stein
Thinka Weight Loss Corporation
3385 Hebron Avenue
Glastonbury, Connecticut 06033

         Re:      Ultimate Lean Routine and Carb Fighter
                  --------------------------------------

Dear Mr. Stein:

This Letter of Intent (this "Letter") is intended to set forth the basic terms of the agreement between One World Networks Integrated Technologies, Inc. ("One World") and Thinka Weight Loss Corporation ("Thinka") concerning the purchase by Thinka of certain of One World's assets which shall include the product lines or products known as The Ultimate Lean Routine ("ULR") and The Carb Fighter ("Carb Fighter" and together with ULR, the "Products") and all assets relating thereto (collectively, the "Assets"). This transaction is for the purchase of the Assets only and Thinka will not assume or otherwise bear responsibility for the liabilities of One World, with the possible exception of certain products trade payables, as provided for below.

         1. This Letter shall only be binding upon the parties upon the satisfaction of the following conditions precedent: 1) Thinka's conducting of full and complete due diligence investigation for a period of 7 business days from the date hereof (the "Due Diligence Period") in connection with One World and the Assets, which investigation shall be satisfactory to Thinka's officers and other representatives (including auditors and attorneys) and during which time Thinka may terminate this Letter for any reason and in its sole and absolute discretion without costs of any kind; 2) the approval of this transaction by the respective shareholders and directors of each of Thinka and One World and the receipt of any necessary third party or governmental consents or approvals by the Parties' shareholders and directors secured by the end of the Due Diligence Period; and 3) the execution and delivery of an asset purchase agreement (the "Asset Purchase Agreement") in form and substance satisfactory to Thinka and One World in their sole and absolute discretion, which Asset Purchase Agreement shall be executed by the seventh day of the Due Diligence Period. In the event any of the conditions set forth above are not satisfied and/or in the event Thinka terminates this Letter during the Due Diligence Period, the $200,000 escrowed monies (being held in escrow pursuant to Paragraph 3(i) of this Letter) shall be returned to Thinka and thereafter neither party shall have any obligation or liability to the other, except for any liability of One World to Thinka as set forth in paragraph 5 of this Letter and any confidentiality obligations as set forth in paragraph 4 of this Letter. The closing of the transactions contemplated hereunder shall follow according to the timetable set forth below upon the satisfaction of the conditions set forth herein.



                                       1
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         2. The Assets will be conveyed or assigned to Thinka with clear title and without any lien or encumbrance of any kind, and shall include, but not be limited to, all intellectual property, contractual rights, infomercials, tapes, product formulas, product inventory, auto-ship accounts and revenues, continuity sales, customer databases, supplier lists, telephone numbers, domain names, trademarks, scripts and any other tangible or intangible assets utilized by One World in the manufacturing, marketing, distribution and sale of the ULR and Carb Fighter Products. Thinka will acquire any product inventory from One World at One World's cost. With respect to the customer databases, the parties have agreed that One World shall continue to have the right to utilize such databases for its own purposes (in the form in existence on the date of closeing) so long as it does not sell to any database customers any products that are directly competitive with the Products in their categories. Moreover, One World shall not market for sale any competitive products to the ULR and Carbfighter Soy Shakes. Thinka shall faithfully fulfill all contractual obligations, disclosed in writing to and assumed by Thinka, to pay royalties to producers, talent and other persons in connection with sales of the Products, commencing as of the date of Thinka's acquisition of the Assets (the "Closing"). As a condition to Closing, One World intends to make available to Thinka certain One World personnel, including Greg Isaacs, on a mutually agreed upon basis to assist Thinka in its commercial exploitation and utilization of the Assets.

         3. Thinka proposes to pay One World $2,500,000 for the Assets relating to ULR product and an additional $250,000 for the Assets relating to the Carb Fighter product plus a royalty of 2% of the Adjusted Gross Revenue of all sales of Carb Fighter products commencing as of the Closing for a period of five (5) years. Adjusted Gross Revenue shall be defined as revenues actually collected from all sources related to Carb Fighter sales, distribution or licensing, less sales taxes, shipping and handling, returns, bad debts, and other expenses. The purchase price shall be paid as follows:

i. Upon signing of this Letter, Thinka shall pay to One World the amount of $200,000 in cash to be held in escrow pending the Closing, which shall be credited toward the purchase price of the ULR assets and transferred to One World once the seven day Due Diligence Period has ended and the Parties have agreed to move forward with the transaction.
ii. At Closing, Thinka shall pay to One World an additional amount of $1,300,000, and shall execute secured promissory notes (such security to consist of the Assets) in the total amount of $1,250,000 in favor of One World for the balance of the closing monies.
iii. The maturity of such secured promissory notes shall be due and payable to One World as follows: a) within 10 days from the Closing, a promissory note of $500,000 shall be due and owing from Thinka to One World; and b) Within 30 days from the Closing, a promissory note of $750,000 shall be due and owing from Thinka to One World, representing the remaining balance of the purchase price of the Assets.



                                       2
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         4. The parties agree to maintain the confidentiality of this Letter and the related discussions. The parties further agree that any business, financial or other information exchanged in connection with the transaction contemplated by this Letter shall be maintained in the strictest confidence except to the extent that such information: (i) is or becomes generally known to the public through no fault of the receiving party; (ii) is from a source other than the disclosing party who has legally obtained the information; or (iii) is required to be disclosed by operation of law. In the event that Thinka and/or One World desire to issue a press release prior to the Closing, such release must be jointly approved by both parties whose consent may be unreasonably withheld.

         5. Each party represents and warrants that it is duly organized and in good standing in its respective jurisdiction of organization and that it has the requisite power and authority to carry out the terms of this Letter. The parties acknowledge that One World has made certain representations of its past and projected revenues from the Assets and that Thinka has relied on the truth and completeness of such statements in executing this Letter. Such representations are evidenced by the materials appended hereto as Exhibit A. In the event of any misstatement or omission by One World, relating to such statements or any other representation or warranty made herein, Thinka may terminate this Letter and Thinka shall be entitled to its damages at law or equity, including but not limited to, the return of all amounts held in escrow pursuant to the terms of this Letter. No Break Up Fee (as hereinafter defined) shall be due to One World in the event of such a termination. The expenses incurred by either party in connection with this Letter shall be borne by the party incurring such expense. This Letter shall be governed by California law without regard to conflict of law principles, and the venue for resolving any dispute shall be Los Angeles, CA. Both parties irrevocably submit to the non-exclusive jurisdiction of the State of California.

         6. One World shall not enter into any agreements with any third party that would preclude consummating the transaction contemplated herein, from the date a countersigned copy of this Letter is delivered back to One World and the escrowed monies are placed into escrow as set forth in paragraph 3(i) of this Letter. If the Closing has not taken place within twenty one days from the signing of this Letter, and a one time reasonable adjournment, the parties' obligations hereunder shall terminate, except for any liability of One World to Thinka as set forth in paragraph 5 of this Letter and any confidentiality obligations as set forth in paragraph 4 of this Letter which shall survive such termination. Following the satisfactory completion of the Due Diligence Period and the satisfaction of the other conditions set forth in Paragraph 1 of this Letter (and any conditions contained in the Asset Purchase Agreement required to be satisfied by One World as a condition to the Closing), in the event Thinka decides not to consummate the transaction or otherwise fails to consummate the purchase of the Assets within twenty one days from the signing of this Letter including a one time reasonable adjournment, the parties agree that One World shall be entitled, as its sole remedy, to a break-up fee in the amount of $250,000 (the "Break Up Fee"). Thinka agrees that the monies held in escrow pursuant to Paragraph 3(i) of this Letter shall serve as such Break Up Fee and shall, if One World is entitled to the Break Up Fee as provided in the previous sentence, instruct the party holding the escrowed monies to transfer such monies to One World in satisfaction of the Break Up Fee.

         7. The Asset Purchase Agreement shall contain, among other things, covenants, representations and warranties that are customary in transactions of this type, and a customary indemnification in connection with any loss resulting from misrepresentations or a breach of those covenants and warranties. Each of the parties has advised the other that no finder or broker has induced either of us to enter into this transaction with the other or had any communication with either of us about this transaction.

         8. This Letter may be signed by facsimile and/or in counterpart. Time is of the essence in this Letter. This Letter may be modified or amended only by a written agreement signed by both parties. If the foregoing accurately sets forth our agreement, please indicate so by countersigning this Letter below and returning a copy to One World.

                                  Sincerely yours,

                                  ONE WORLD INTEGRATED TECHNOLOGIES, INC.

                                  /s/ Liz Edlic
                                  -----------------------------------
                                  By: Liz Edlic, Chairman and CEO

AGREED TO AND ACCEPTED:

THINKA WEIGHT LOSS CORPORATION

/s/ Charles Stein
------------------------------------
By: Charles Stein, CEO


                 ADDENDUM TO LETTER OF INTENT

This addendum ("Addendum") shall serve to amend the Letter of Intent ("Letter") executed September 17, 2001 between One World Networks Integrated Technologies, Inc. ("One World") and Thinka Weight Loss Corporation ("Thinka") for the purpose of effecting a sale certain of the Ultimate Lean Routine and Carb Fighter assets from One World to Thinka.

Specifically, with regard to the provision for confidentiality in Section 4 of the Letter, language shall be added to this section as follows:

         The Parties agree that to the extent certain information deemed confidential may be subject to disclosure as required by administrative rule or request (such as in the case of mandatory disclosure and reporting under the rules of the Securities and Exchange Commission), this Section allows for such disclosure.

Agreed to and Accepted:


ONE WORLD NETWROKS                                THINKA WEITHG LOSS CORP.
INTEDGRATED TECHLOGIES, INC.

By:      /s/ Scott Isdaner                        By:        /s/ Kathy Whyte
      ------------------------------                         -------------------
         Scott Isdaner                            Title:     Secretary

         Chief Operating Officer

Date:   9/24/01                                    Date:      Sep. 26 01




ITEM 3.     BANKRUPTCY OR RECEIVERSHIP

Not Applicable.

ITEM 4.     CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

Not Applicable.

ITEM 5.     OTHER EVENTS

Not Applicable.

ITEM 6.     RESIGNATIONS OF DIRECTORS AND EXECUTIVE OFFICERS

Not Applicable.

ITEM 7.     FINANCIAL STATEMENTS

Not Applicable.

ITEM 8.     CHANGE IN FISCAL YEAR

Not Applicable.

ITEM 9.    REGULATION FD DISCLOSURE

Not Applicable.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                         THINKA WEIGHT-LOSS CORPORATION


Date: October 4, 2001                      By:   /s/ Stacey Lauridia
                                               ------------------------------
                                                     Stacey Lauridia
                                                     President and Director